Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252673, 333-231932, 333-209304, and 333-202045) and on Form S-8 (No. 333-252959) of our report dated March 1, 2023, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Vuzix Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

March 1, 2023